As filed with the Securities and Exchange Commission on June 5, 1998
                                                      Registration No. 333-
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                            COMPX INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

            Delaware                        57-0981653
  (State or other jurisdiction           (I.R.S. Employer
      of incorporation or              Identification No.)
         organization)

       200 Old Mill Road
    Mauldin, South Carolina                   29662
     (Address of principal                  (Zip Code)
       executive offices)

                              --------------------

            NATIONAL CABINET LOCK, INC. CONTRIBUTORY RETIREMENT PLAN
                            (Full title of the plan)
                              --------------------

                               Andrew Louis, Esq.
                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1700
                           Dallas, Texas   75240-2697
                                 (972) 233-1700
                      (Name, address and telephone number
                   including area code of agent for service)

                              --------------------

                        CALCULATION OF REGISTRATION FEE

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                              Proposed
                              maximum
                              offering   Proposed
    Title of                   price      maximum
   securities       Amount      per      aggregate
                                         offering      Amount of
 registered (1)   registered    (2)      price (2)     fee (2)
----------------  ----------  --------  ---------    ------------

Class A Common
Stock, par value
$0.01 per share    500,000    $23.375   $11,687,500     $3,448
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(1)  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the National Cabinet Lock, Inc. Contributory Retirement Plan, as amended (the "Plan").

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act and based on the average of the highest and lowest selling price per share of class A common stock of the registrant on the New York Stock Exchange, Inc. on June 2, 1998.
=================================================================

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS


     The information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the introductory Note to
Part I of Form S-8.

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The registrant and the Plan hereby incorporate by reference in this registration statement the following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission"):

          (1) the registrant's prospectus dated March 6, 1998 (the "Prospectus"), filed with the Commission on March 6, 1998 under the Securities Act of 1933, as amended (the "Securities Act"), which Prospectus constitutes a part of the registrant's Registration Statement on Form S-1 (File No. 333-41647), effective March 6, 1998 (the "Form S-1 Registration Statement");

          (2) the registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1998 filed with the Commission on May 12, 1998;

          (3) the registrant's current reports on Form 8-K dated March 11, 1998 and April 21, 1998 filed with the Commission on March 12, 1998 and April 21, 1998, respectively;

          (4) the description of the class A common stock, par value $0.01 per share, of the registrant (the "Common Stock") set forth in the Registration Statement on Form 8-A, filed with the Commission on February 25, 1998, including any amendment or report filed for the purpose of updating such description; and

          (5) all documents filed by the registrant or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this registration statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

Item 6.  Indemnification of Directors and Officers.

     Section 102(b)(7) of the Delaware General Corporate Law (the "DGCL") permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein.

     Article nine of the restated certificate of incorporation of the registrant provides as follows:

          No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
     (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article Nine by the stockholders of the Corporation shall not adversely affect an right or protection of a director of the Corporation existing at the time of such repeal or modification.

     Section 145 of the DGCL contains provisions permitting Delaware corporations to indemnify directors, officers, employees or agents against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided that (i) such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the corporation's best interest, and (ii) in the case of a criminal proceeding such person had no reasonable cause to believe his or her conduct was unlawful. In the case of actions or suits by or in the right of the corporation, no indemnification shall be made in a case in which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall have determined upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. Indemnification as described above shall only be granted in a specific case upon a determination that indemnification is proper in the circumstances because the indemnified person has met the applicable standard of conduct. Such determination shall be made (a) by a majority vote of the directors who are not parties to such proceeding, even though less than a quorum, (b) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (c) by the stockholders of the corporation. Notwithstanding the foregoing, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) or (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Article six of the restated certificate of incorporation of the registrant provides as follows:

              The Corporation shall, to the fullest extent permitted by law, including Section 145 of the DGCL, as the same may be amended and supplemented, indemnify any and all officers and directors whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, trustee, fiduciary or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     The bylaws of the registrant generally provide for indemnification of its directors and officers to the fullest extent permitted by the DGCL, except that any determination of indemnification shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders of the registrant.

     An underwriting agreement dated March 5, 1998 between the registrant and certain underwriters and relating to the registrant's initial public offering of Common Stock obligates such underwriters to indemnify the registrant and the registrant's officers and directors against certain liabilities under the Securities Act.

Item 8.  Exhibits.

     (a)  Exhibits.

     The following documents are filed as a part of this registration statement.

 Exhibit                  Description of Exhibit
---------  -----------------------------------------------------

   4.1 Restated certificate of incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant's Registration Statement on Form S-
           1, File No. 333-42643, filed with the Commission).

   4.2 Bylaws of the registrant (incorporated by reference to Exhibit 3.2 to the registrant's Registration
           Statement on Form S-1, File No. 333-42643, filed with the Commission).

   5.1*    Opinion of Andrew Louis, Esq.

  23.1*    Consent of Coopers & Lybrand L.L.P.

  23.2* Consent of Andrew Louis, Esq. (included in his opinion filed as Exhibit 5.1).

  24.1* Power of Attorney (see the initial signature page of this registration statement).

  99.1*    National Cabinet Lock, Inc. Contributory Retirement
           Plan, as amended.

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*    Filed Herewith.

     In accordance with Item 8 of Form S-8, the registrant undertakes to submit the Plan and any substantive amendment thereto to the Internal Revenue Service in a timely manner and will make all changes required by the Internal Revenue Service in order to qualify the Plan under Section 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended.

Item 9.  Undertakings.

     A.   The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 5, 1998:

                                COMPX INTERNATIONAL INC.




                                By:  /s/ Steven L. Watson
                                     ---------------------------
                                    Steven L. Watson
                                    Vice President and Secretary

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Steven L. Watson, J. Mark Hollingsworth and Antony Andrew R. Louis, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits, thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

        Signature                   Title               Date
--------------------------  ---------------------  --------------



/s/ Joseph S. Compofelice   Chairman of the        June 5, 1998
--------------------------  Board, and Chief
Joseph S. Compofelice       Executive Officer
                            (Principal Executive
                            Officer and Principal
                            Financial Officer)



/s/ David A. Bowers         President and          June 2, 1998
--------------------------  Director
David A. Bowers



/s/ Bobby D. O'Brien        Vice President,        June 5, 1998
--------------------------  Treasurer and Chief
Bobby D. O'Brien            Accounting Officer
                            (Principal Accounting
                            Officer)



/s/ Paul M. Bass, Jr.       Director               June 5, 1998
--------------------------
Paul M. Bass, Jr.



/s/ Edward J. Hardin        Director               June 5, 1998
--------------------------
Edward J. Hardin



/s/ Glenn R. Simmons        Director               June 5, 1998
--------------------------
Glenn R. Simmons



/s/ Robert W. Singer        Director               June 5, 1998
--------------------------
Robert W. Singer

     Pursuant to the requirements of the Securities Act, the Administrative Committee of the National Cabinet Lock, Inc. Contributory Retirement Plan, as amended, has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Dallas, State of Texas, on June 5, 1998.


                                National Cabinet Lock, Inc. Contributory
                                    Retirement Plan


                                    By: Administrative Committee of the National
                                        Cabinet Lock, Inc. Contributory
                                        Retirement Plan




                                        /s/ Donald J. Kolkman
                                        -----------------------
                                        Donald J. Kolkman




                                        /s/ Ronald W. Lance
                                        -----------------------
                                        Ronald W. Lance




                                        /s/ Gary L. Fitzsimmons
                                        -----------------------
                                        Gary L. Fitzsimmons


                                        /s/ Steve C. Taylor
                                        -----------------------
                                        Steve C. Taylor




                                        /s/ Keith A. Johnson
                                        -----------------------
                                        Keith A. Johnson

                               INDEX TO EXHIBITS

 Exhibit                  Description of Exhibit
---------  -----------------------------------------------------

   4.1 Restated certificate of incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant's Registration Statement on Form S-
           1, File No. 333-42643, filed with the Commission).

   4.2 Bylaws of the registrant (incorporated by reference to Exhibit 3.2 to the registrant's Registration
           Statement on Form S-1, File No. 333-42643, filed with the Commission).

   5.1*    Opinion of Andrew Louis, Esq.

  23.1*    Consent of Coopers & Lybrand L.L.P.

  23.2* Consent of Andrew Louis, Esq. (included in his opinion filed as Exhibit 5.1).

  24.1* Power of Attorney (see the initial signature page of this registration statement).

  99.1*    National Cabinet Lock, Inc. Contributory Retirement
           Plan, as amended.

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*    Filed Herewith.